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[ *** ] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND 17 C.F.R. SECTION 200.80(b)(4)


                                                                EXHIBIT 10.11(a)

ONE-YEAR RENEWAL OF PIPELINE CAPACITY

      WHEREAS, LaGloria Oil and Gas Company ("LaGloria") and Plains Marketing, L.P. ("Plains"), as successor to Scurlock Permian LLC are parties to that certain Pipeline Capacity Lease Agreement ("Lease") dated April 12, 1999, a copy of which is attached hereto as Exhibit "A"; and

      WHEREAS, the Lease was for an Initial Term of five Lease Years commencing on January 1, 2000 and expiring on December 31, 2004; and

      WHEREAS, the Lease provides that it may be renewed on a year-to-year basis after the expiration of the Initial Term; and

      WHEREAS, LaGloria and Plains desire to renew the Lease for one additional Lease Year commencing on January 1, 2005 and ending on December 31, 2005.

      NOW THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, and in the Lease, LaGloria and Plains hereby agree to extend the term of the Lease for one Lease Year beginning on January 1, 2005 and ending on December 31, 2005. The Lease as extended herein shall remain in full force and effect in all of its terms and provisions for one additional Lease Year, subject to the following changes, modifications and/or amendments thereto:

1.    SECTION 2 (LEASE OF CAPACITY)

      The first sentence of subsection 2.c.of the Lease shall be deleted in its entirety and the use by LaGloria of Plains' tankage at Munro Station (tank numbers 992 and 1016) shall no longer be included a part of the Lease.

      Pursuant to the provisions of subsection 2.e. of the Lease, the parties agree that LaGloria has already received the inventory in the storage tanks at Plains' Munro Station, except for approximately 4,600 barrels mat still remain in the tanks. Plains and LaGloria will make arrangements within the next sixty
(60) days for the delivery of these 4,600 barrels to LaGloria, with all costs and expenses related to such delivery to borne by LaGloria. Upon such delivery, LaGloria will acknowledge in writing its receipt of the entire inventory formerly held in the storage tanks and release Plains from any obligation or liability associated with such inventory.

      In addition, subsection 2.g. of the Lease shall be deleted in its entirety.

2.    SECTION 4 (RENT)

      Pursuant to the provisions of subsection 4.c. of the Lease, the monthly Rent for the additional Lease Year provided for hereunder shall be [***] per barrel of crude oil received from LaGloria the previous month at Plains' ten-inch 300-pound scraper trap at

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LaGloria's Nettleton Station, as measured by LaGloria's positive displacement meter, subject to the provisions of paragraph number 3 below. LaGloria shall make payment of the monthly Rent due hereunder as provided for in Section 4 of the Lease. However, on or before December 30, 2004 LaGloria shall provide Plains with either a cash deposit equal to the parties' good faith estimate of the amount of two (2) months Rent under the Lease or provide Plains with an irrevocable letter of credit for such amount in a form and from a bank acceptable to Plains. The term of the letter of credit will run until January 31, 2006. If LaGloria elects to provide a cash deposit to Plains hereunder, Plains will keep the cash deposit in its account for the term of the Lease. The cash deposit will earn interest at the one year Libor rate as quoted in the Money Rates section of the Wall Street Journal on the date the cash deposit is received by Plains from LaGloria. If at the end of the term of the Lease, LaGloria has paid Plains all of the Rent due hereunder, Plains will return the cash deposit to LaGloria within thirty (30) days thereafter, including any interest earned thereon. It is expressly understood by LaGloria that Plains shall have the right prior to the return of the cash deposit to LaGloria to offset any unpaid Rent due Plains under the Lease. Plains shall have the right from time-to-time to increase the amount of the Letter of Credit or the cash deposit required hereunder if the rate of Rent hereunder is increased pursuant to paragraph 3 below or if the monthly volumes hereunder increase more than 5% from those volumes initially used to determine the amount of the letter of credit or cash deposit hereunder.

3.    HYDROSTATIC TESTING OF PLAINS' PIPELINE

      In compliance with Plains' pipeline operating standards, Plains will be conducting a hydrostatic test or smart pig ("Testing") on the Plains' Pipeline during the first calendar quarter of 2005. It is Plains' understanding that LaGloria will be conducting a turnaround of its refinery during February 2005. Plains hereby agrees to coordinate as much as reasonably possible its Testing of the Plains' Pipeline with LaGloria's scheduled refinery turnaround. The Testing will be conducted in segments that will require an estimated 5 to 6 days of downtime for each segment. It is understood that Testing periods may be extended due to the uncertainties of the testing process. LaGloria agrees that Plains has no obligations or liability to LaGloria due to the loss of use of Plains' pipeline capacity under this Lease during such Testing. It is expressly understood by LaGloria that in determining the Rent rate provided for in Paragraph 2 above, Plains has estimated the total cost at [***] for conducting the Testing and any repairs or other work required based on the results of such Testing to maintain the Pipeline in compliance with Plains' pipeline operating standards and/or any applicable regulatory rules and requirements. In the event that after conducting such Testing, Plains determines that the total costs to bring the Pipeline into compliance will exceed [***] by more than 5%, Plains and LaGloria will negotiate in good faith some combination of monthly rent increase, volume commitment and /or Term increase so as to adequately compensates Plains for the additional costs to be incurred by Plains. LaGloria hereby agrees to execute a written amendment to the Lease acknowledging its agreement to pay such higher monthly Rent, make such volume commitment and/or such increase in Term as mutually agreed to by the parties. If the parties are unable to come to a mutual agreement within a reasonable time after Plains determines the total costs, Plains shall have the right, without

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liability of any kind whatsoever to LaGloria, to cancel the Lease prior to putting the Pipeline back into service after such Testing. LaGloria shall remain responsible for any Rent unpaid at the time of Plains' cancellation of the Lease.

      Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

      The Lease shall remain in full force and effect in all of its terms except as otherwise provided for herein. In the event of any conflict between the terms of the Lease and the terms of this One-Year Renewal Of Pipeline Capacity Lease Agreement, the terms of this One-Year Renewal Of Pipeline Capacity Lease Agreement shall control.

      IN WITNESS WHEREOF, LaGloria and Plains have executed this One-Year Renewal Of Pipeline Capacity Lease Agreement on this 21st day of December 2004, to be effective as of January 1, 2005.

                               PLAINS MARKETING, L.P.
                               By: Plains Marketing GP Inc., its General Partner

                               By: /s/ George R. Coiner
                                   ---------------------------------------
                                   George R. Coiner, Senior Group Vice President

                               LaGloria Oil and Gas Company

                               By: /s/ RG Chapman
                                   ----------------------
                               Name RG Chapman
                               Its: VP Refining

[***] CONFIDENTIAL TREATMENT REQUESTED